EXHIBIT 10.34

ABLE TELCOM
Holding Corp.


                              EMPLOYMENT AGREEMENT

Agreement dated this 17th day of August, 1998, by and between Able Telcom Holding Corp., with its address at 1601 Forum Place, Suite 1110, West Palm Beach, Florida, 33401, ("Employer"), and Curtis A. Dale,("Employee").

                                   WITNESSETH:

WHEREAS, Employer is engaged in the telephone and telecommunication installation and service, and manufacture sale and installation of highway signs and traffic control products.

WHEREAS, Employer desires to employ Employee as the Chief Operating Officer of Able Telcom Holding Corp.

WHEREAS, Employer desires to avail itself of the services of the Employee in order that his knowledge and ability may be utilized in the conduct and development of the business and affairs of Employer.

WHEREAS, Employee has evidenced his willingness to enter into an employment agreement with respect to his employment by Employer, pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, is consideration of the foregoing and mutual promises and covenants herein contained, it is agree as follows:


1. EMPLOYMENT: DUTIES: Employer hereby employs Employee as the Chief Operating Officer of Employer. Subject at all times to the direction of the Board of Directors and C.E.O. of Employer, Employee shall be in charge of the overall operating business of the Employer and the performance of such services and duties as the Board of Directors and President shall determine. However, the duties and responsibilities assigned to the Employee during the terms of employment shall be substantially similar in type and character to those ordinarily assigned to and performed by persons employed as Chief Operating Officer by corporations carrying on a business similar to Employer. The overall duties are to direct, administer, and coordinate the activities of the organization in support of policies, goals, and objectives established by the Chief Executive Officer and the Board of Directors by performing the following duties personally or through subordinate managers.


2. FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agree that during the term of this Agreement, Employee shall devote all of his business time, attention and energies to the business of Employer.


3. TERM

Employee's employment thereunder shall be for a term of three (3) years to commence on the date hereof.
In the event employee voluntarily resigns, employer's obligations are limited to payment of base salary through the last day of employee's employment. Stock options are exercisable per the stock option plan provisions and no acceleration of unvested shares will be made to employee.


4. TERM1NATION FOR CAUSE

Not withstanding any other provision of this Agreement, Employee may be terminated on ninety (90) days notice without further benefits or compensation for any of the following reasons: a) misuse, misappropriation or embezzlement of any Employer property or funds; b) conviction of a felony, c) breach of any material provision of this agreement.

ABLE TELCOM
Holding Corp.

5.  TERMINATION WITHOUT CAUSE

Termination without cause can only be affected by an action by the Board of Directors representing a majority of the members approving such termination. In the event of the termination without cause, the Employee will be paid the remainder of the base salary due under three-year contract period and with a minimum of one-hundred eighty (180) days severance pay (base salary only).
All unexercised stock options shall be accelerated.


6. COMPENSATION

As full compensation for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

i) BASE SALARY. Employer during the term hereof shall pay Employee a base salary at the rate of one hundred twenty thousand dollars ($120,000) per annum, payable no less frequently than in monthly installments. Upon the successful closing of the MFS Network Technologies and World Com deal, the base salary will be increased to one hundred fifty thousand dollars ($150,000) per annum, payable no less frequency than in monthly installments.

ii) REIMBURSEMENT OF EXPENSES. Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder, including travel and entertainment, such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and vouchers for, such expenses.

iii) SALARY ADJUSTMENTS. Prior to the expiration of each contract year, the Board of Directors will review Employee's salary and benefits and if appropriate in its sole and absolute discretion will increase such salary and benefits for the next succeeding year.

iv) AUTOMOBILE ALLOWANCE. Employer shall provide Employee with an allowance of Five Hundred Dollars ($500) per month or suitable automobile, at the employee's discretion.


7. OPTIONS

Will automatically vest if Able Telcom Holding Corp. is sold or there is a change in control of Able Telcom Holding Corp. Employee will receive 100,000-share stock option at $3.00 per share, which vests after one year of employment, pending Board of Directors approval.


8. FRINGE BENEFITS

During the term of this Agreement, Employer shall provide at its sole expense to the Employee, hospitalization, major medical, life insurance and other fringe benefits on the same terms and conditions as it shall afford other management employees.


9. UPON TERMINATION OF EMPLOYMENT

Subsequent to the termination of the employment of Employee, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers. Further, Employee will not solicit any of the employees of Employer to leave the Employer for a period of one (1) year following such termination. In addition, Employee agrees that all information received from principals and agents of Employer will be held in total confidence for a period of one (1) year following termination of employment. To the extent such information is proprietary and not generally available to the public or sources outside employer's company.

ABLE TELCOM
Holding Corp.


10. INCAPACITY

In the event that Employee shall become incapacitated or unable to perform the duties of his employment hereunder for the balance of the current one year Period (hereinafter referred to as the "Disability Period"), the Employee nevertheless shall be entitled to full salary and other payments not including bonus, provided for hereunder during the Disability Period; provided, however, that any amount paid to the Employee under any Employer provided disability insurance will be subtracted from payments to be made to the Employee by the Employer. In the event that Employee is incapacitated for a period which exceeds the Disability Period, Employee shall not be entitled to receive the compensation and other payments provided for hereunder for any time after the end of the Disability Period. In no event shall the disability payment period exceed the period of this Contract. Employee shall be considered to be incapacitated when he is unable to perform the normal duties required of him hereunder. Two (2) medical doctors assigned by Employer shall determine incapacity.


11. NOTICES

All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other such change of address in the manner herein provided. Employer, or its management, directors, representatives, employees or affiliates will not make any public announcements or any other information related to Employer, directly or indirectly, without the expressed written consent of Employee.


12. SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforce in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless no expressed herein.


13. ENTIRE AGREEMENT: MODIFICATION

All prior agreements with respect to the subject matter hereof between the parties are hereby canceled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.


14. BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.


15. NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

ABLE TELCOM
Holding Corp.



16. GOVERNING LAW

This Agreement shall be construed and governed by the laws of the State of Florida.


17 ARBITRATION

Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach thereof, shall be settled by arbitration before the American Arbitration Association, in Palm Beach County, Florida, before a panel of three arbitrators, in accordance with its rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.


18. CONTRACT

This contract supersedes all previous contracts between Employee and Employer.


19. HEADINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.


IN WITNESS WHEREOF, the parties have set their hands and seals this 17th day of August, 1998.

Witness:                                    Employer:  ABLE TELCOM HOLDING CORP


By: /s/ [ILLEGIBLE]                         By: /s/ Frazier Gaines
    ---------------------------                 ---------------------------------------
                                                     Frazier Gaines
                                                     Chief Executive Officer & Director

Witness:                                    Employee:


By:  /s/ [ILLEGIBLE]                        By: /s/ Curtis A. Dale
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